Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT dated as of November 8, 2012 (this “Amendment”), to the CREDIT AGREEMENT dated as of February 8, 2010 (as amended by the First Amendment dated as of August 18, 2010 and the Second Amendment dated as of August 31, 2011, the “Credit Agreement”), among EXPEDIA, INC., a Delaware corporation, EXPEDIA, INC., a Washington corporation, TRAVELSCAPE, LLC, a Nevada limited liability company, HOTWIRE, INC., a Delaware corporation, the other BORROWING SUBSIDIARIES from time to time party thereto, the LENDERS from time to time party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and J.P. MORGAN EUROPE LIMITED, as London Agent.

WHEREAS the Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein;

WHEREAS the Company has requested that the Credit Agreement be amended to (a) increase the aggregate amount of the Commitments by $250,000,000 to an aggregate total amount of $1,000,000,000 (the “Commitment Increase”), such additional Commitments to be provided by Persons that were Lenders immediately prior to the effectiveness of this Amendment (the “Existing Lenders”) and whose names appear on Schedule 2.01 hereto, (b) extend the Maturity Date to the fifth anniversary of the Third Amendment Effective Date (as defined below), (c) modify the Applicable Rate as set forth herein and (d) effect certain other amendments to the Credit Agreement as set forth herein;

WHEREAS the parties hereto, which include each Person that will be a Lender as of the Third Amendment Effective Date, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., RBC Capital Markets1 and RBS Securities Inc. have been appointed to act as joint lead arrangers and joint bookrunners for this Amendment (the “Amendment Arrangers”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement.

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

SECTION 2. Amendment of Credit Agreement. Effective as of the Third Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) Amendment to Schedules. Schedule 2.01 of the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 hereto.

(b) Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The following new defined terms are added in appropriate alphabetical order:

“Third Amendment” means the Third Amendment dated as of November 8, 2012, to this Agreement.

“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment.

(ii) The definition of the term “Applicable Rate” is hereby amended by replacing the pricing grid set forth therein with the pricing grid set forth below:

Level	Level 1	Level 2	Level 3	Level 4	Level 5
Rating	At Least BBB+ by S&P/Baa1 Moody’s	BBB by S&P/Baa2 by Moody’s	BBB- by S&P/Baa3 by Moody’s	BB+ by S&P/Ba1 by Moody’s	Lower than BB+ by S&P/Ba1 by Moody’s or unrated
Commitment Fee Rate	12.5	15.0	20.0	27.5	35.0
Eurocurrency Spread	112.5	125.0	150.0	175.0	200.0
ABR Spread	12.5	25.0	50.0	75.0	100.0

(iii) The definition of the term “Commitment” is hereby amended by replacing the last sentence thereof with the following:

“The aggregate amount of the Lenders’ Commitments as of the Third Amendment Effective Date is US$1,000,000,000.”

(iv) The definition of the term “Designated Subsidiary” is hereby amended and restated in its entirety to read as follows:

“Designated Subsidiary” means each Subsidiary that is (a) a Borrowing Subsidiary, (b) a Material Subsidiary or (c) an obligor (including pursuant to a Guarantee) under any Material Indebtedness of the Company or any other

Domestic Subsidiary (other than a Specified Foreign Subsidiary), in each case other than (i) except in the case of clause (c) above, any Specified Foreign Subsidiary and (ii) any Subsidiary whose Guarantee of the Obligations has been released pursuant to Section 9.14.

(v) The definition of the term “European Tranche Commitment” is hereby amended by replacing the last two sentences thereof with the following:

“The amount of each Lender’s European Tranche Commitment as of the Third Amendment Effective Date is set forth on Schedule 2.01 and, in the case of any Lender that has acquired its European Tranche Commitment after the Third Amendment Effective Date, the initial amount thereof is set forth in the Assignment and Assumption, or the documentation referred to in Section 2.09(d)(i), pursuant to which such Lender shall have assumed or provided its European Tranche Commitment, as applicable. The aggregate amount of the Lenders’ European Tranche Commitments as of the Third Amendment Effective Date is US$1,000,000,000.”

(vi) The definition of the term “Maturity Date” is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means the fifth anniversary of the Third Amendment Effective Date.

(vii) The definition of the term “US Tranche Commitment” is hereby amended by replacing the last two sentences thereof with the following:

“The amount of each Lender’s US Tranche Commitment as of the Third Amendment Effective Date is set forth on Schedule 2.01 and, in the case of any Lender that has acquired its US Tranche Commitment after the Third Amendment Effective Date, the initial amount thereof is set forth in the Assignment and Assumption, or the documentation referred to in Section 2.09(d)(i), pursuant to which such Lender shall have assumed or provided its US Tranche Commitment, as applicable. The aggregate amount of the Lenders’ US Tranche Commitments as of the Third Amendment Effective Date is US$0.”

(viii) The definition of the term “Permitted Investments” is hereby amended and restated in its entirety to read as follows:

“Permitted Investments” means:

(a) direct obligations of the United States of America (including U.S. Treasury bills, notes and bonds) that are backed by the full faith and credit of the United States of America;

(b) direct obligations of any agency of the United States of America that are backed by the full faith and credit of the United States of America and direct obligations of United States of America government-sponsored enterprises

(including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation) that are rated the same as direct obligations of the United States of America;

(c) direct obligations of, and obligations fully guaranteed by, any State of the United States of America that are rated investment grade by Moody’s or by S&P, including general obligation and revenue notes and bonds, insured bonds (including all insured bonds having, at such date of acquisition, a credit rating of Aaa by Moody’s and AAA by S&P) and refunded bonds (reissued bonds collateralized by U.S. Treasury securities);

(d) Indebtedness of any county or other local governmental body within the United States of America having, at such date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P, or Auction Rate Securities, Tax-Exempt Commercial Paper or Variable Rate Demand Notes issued by such bodies that is, on the date of such acquisition, rated at least A3/P-1/VMIG-1 by Moody’s or A-/A-1/SP-1 by S&P;

(e) non-US Dollar denominated indebtedness of other sovereign countries having, at such date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P;

(f) non-US Dollar denominated indebtedness of government agencies having, at such date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P;

(g) mortgage-backed securities of the United States of America and/or any agency thereof that are backed by the full faith and credit of the United States of America; provided that such mortgage-backed securities that are purchased on a TBA (“To-Be-Announced”) basis must have a settlement date of less than three months from date of purchase;

(h) collateralized mortgage obligations of the United States of America and/or any agency thereof that are backed by the full faith and credit of the United States of America;

(i) commercial paper issued by any corporation or bank having a maturity of nine months or less and having, at such date of acquisition, a credit rating of at least P1 or the equivalent thereof from Moody’s or A1 or the equivalent thereof from S&P;

(j) money market investments, deposits, bankers acceptances, certificates of deposit, notes and other like instruments, in each case issued by any domestic bank that has a combined capital and surplus and undivided profits of not less than US$500,000,000;

(k) money market investments, deposits, bankers acceptances, certificates of deposit, notes and other like instruments, in each case directly guaranteed by any commercial bank organized under the laws of the Republic of Singapore, the People’s Republic of China, the Federative Republic of Brazil, the Russian Federation, the Republic of India, the Republic of Indonesia or of a member nation of the European Union or the OECD which has a combined capital and surplus and undivided profits of not less than US$500,000,000, denominated in US Dollars, Sterling, Euro, Canadian Dollars, Australian Dollars, Norwegian Kroner, Swiss Francs, Japanese Yen, Singapore Dollars, Renminbi, Brazilian Reals, Russian Rubles, Indian Rupees or Indonesian Rupiahs;

(l) direct obligations of corporations, banks or financial entities and agencies, including medium term notes (MTN) and bonds, structured notes and Eurodollar/Yankee notes and bonds, in each case having, at the date of acquisition, a credit rating of at least Baa1 from Moody’s or BBB+ from S&P;

(m) repurchase and reverse repurchase agreements for securities described in clauses (a) through (c) above with a financial institution described in clause (j) or (k) above;

(n) asset-backed securities that are, on the date of acquisition, rated BBB+ by S&P or Baa1 by Moody’s;

(o) money market funds and mutual funds consisting primarily of investments described in clauses (a) through (n) above, in each case having a credit rating of at least Aaa from Moody’s or AAA from S&P, and in each case having at least US$500,000,000 of assets under management; and

(p) other investments determined by the Company or any Subsidiary to entail credit risks not materially greater than those associated with the foregoing investments and approved in writing by the Administrative Agent.

(c) Amendment to Article II. Article II of the Credit Agreement is hereby amended as follows:

(i) Section 2.05(a) of the Credit Agreement is hereby amended by replacing “US$90,000,000” with “US$120,000,000”.

(ii) Section 2.06(b) of the Credit Agreement is hereby amended by replacing “US$90,000,000” with “US$120,000,000”.

(d) Amendment to Article VI. Article VI of the Credit Agreement is hereby amended as follows:

(i) Section 6.06(k) is hereby amended by replacing “US$120,000” with “US$1,000,000”.

(ii) Section 6.08(j) of the Credit Agreement is hereby amended by amending and restating clause (iv) set forth therein in its entirety as follows:

“(iv) all sales, transfers, leases and other dispositions made in reliance on this clause (j) shall have been made for fair value, provided that the requirements of this clause (iv) shall not apply to a single disposition in the form of a Restricted Payment made with assets other than cash so long as (A) the aggregate Consolidated EBITDA attributable to all non-cash assets disposed of in such disposition does not constitute more than 10.0% of the total Consolidated EBITDA of the Company and the Subsidiaries for the period of four consecutive fiscal quarters of the Company most recently ended prior to the date of such disposition, (B) such non-cash assets are not otherwise material to the conduct in the ordinary course of the business of the Company and its Subsidiaries, taken as a whole and (C) the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that the requirements set forth in this proviso have been satisfied with respect thereto (it being understood that such Restricted Payment may also involve a disposition of cash, which disposition of cash may be made if permitted by any clause of this Section 6.08, regardless of whether it is permitted by this clause (j)),”.

(iii) Section 6.10 of the Credit Agreement is hereby amended by replacing “2.75” with “3.25”.

SECTION 3. Concerning Commitments; Letter of Credit Participations. (a) Each Person whose name appears on Schedule 2.01 hereto acknowledges and agrees that, on and as of the Third Amendment Effective Date, such Person shall be a Lender under the Credit Agreement as amended hereby (including as to the extension of the Maturity Date provided for hereunder) and shall have a European Tranche Commitment as set forth next to the name of such Person on Schedule 2.01 hereto. Each party hereto acknowledges and agrees that, on and as of the Third Amendment Effective Date, Schedule 2.01 hereto sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on Schedule 2.01 hereto shall have, or shall be deemed to have, as of the Third Amendment Effective Date, a Commitment under the Credit Agreement). It is acknowledged that the Commitment Increase effected pursuant to this Amendment shall not reduce the amount by which the Company may further increase the Commitments in accordance with the terms and conditions of Section 2.09(d) or 9.02(c) of the Credit Agreement or otherwise affect the rights of the Company thereunder.

(b) Each Lender acknowledges and agrees that, on the Third Amendment Effective Date and without any further action on the part of the applicable Issuing Bank or the Lenders, each Issuing Bank shall have granted to such Lender, and such Lender shall have acquired from such Issuing Bank, a participation in each Letter of Credit issued by such Issuing Bank and outstanding on the Third Amendment Effective Date equal to such Lender’s Combined Tranche Percentage (as automatically redetermined on the Third Amendment Effective Date based on the Commitments set forth on Schedule 2.01 to the Credit Agreement) of the aggregate amount available to be drawn under such Letter of Credit. Such participation shall be governed by the terms of Section 2.06 of the Credit Agreement.

SECTION 4. Representations and Warranties. The Company and each Borrowing Subsidiary represents and warrants to the Lenders that:

(a) This Amendment has been duly executed and delivered by the Company and each Borrowing Subsidiary and (assuming due execution by the parties hereto other than the Company and the Borrowing Subsidiaries) constitutes a legal, valid and binding obligation of the Company and each Borrowing Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects (in all respects in the case of representations and warranties qualified by materiality in the text thereof) on and as of the Third Amendment Effective Date with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were so true and correct as of such earlier date; provided, however, that neither the Company nor any Borrowing Subsidiary represents or warrants that HRN 99 Holdings, LLC is in good standing under the laws of the State of New York on the Third Amendment Effective Date.

(c) As of the Third Amendment Effective Date, before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Effectiveness. This Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) on which:

(a) the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Company, each Borrowing Subsidiary, each Person whose name appears on Schedule 2.01 hereto, the Swingline Lender and each Issuing Bank;

(b) the Administrative Agent (or its counsel) shall have received a Reaffirmation Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by each Loan Party, pursuant to which each Loan Party shall consent to the amendments effected by this Amendment and acknowledge that the Guarantee Agreement remains in full force and effect in accordance with its terms and constitutes a guarantee of the Obligations as modified by this Amendment;

(c) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and authorization of this Amendment and the Reaffirmation Agreement referred to in clause (b) above, all in form and substance reasonably satisfactory to the Administrative Agent;

(d) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders as of the Third Amendment Effective Date, the Swingline Lender and the Issuing Banks and dated the Third

Amendment Effective Date) of (i) Wachtell, Lipton, Rosen & Katz, counsel for the Company and (ii) local counsel in each jurisdiction in which a Loan Party is organized and the laws of which are not covered by the opinion referred to in clause (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(e) the Administrative Agent shall have received a certificate, dated the Third Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming the accuracy of the representations and warranties set forth in Section 4 hereof;

(f) the Administrative Agent shall have received for the account of each Existing Lender whose name appears on Schedule 2.01 hereto and that executes and delivers a copy of this Amendment to the Administrative Agent (i) an amendment fee in an amount equal to the percentage specified in the Summary of Principal Terms and Conditions previously posted to the Lenders (the “Summary”) of the aggregate amount of the Commitments of such Existing Lender as in effect immediately prior to the effectiveness of this Amendment and (ii) an upfront fee in an amount equal to the percentage specified in the Summary of the aggregate amount, if any, by which the aggregate amount of the Commitments of such Existing Lender as set forth on Schedule 2.01 hereto exceeds the aggregate amount of the Commitments of such Existing Lender as in effect immediately prior to the effectiveness of this Amendment; and

(g) the Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, any amounts payable to it for the account of any Lender pursuant to the penultimate sentence of Section 9.02(b) of the Credit Agreement and, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company under the Credit Agreement.

The Administrative Agent shall notify the Company, the Lenders and the Issuing Banks of the Third Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6. Post-Closing Obligation. The Company shall cause HRN 99 Holdings, LLC to take all actions required for HRN 99 Holdings, LLC to be, no later than the 90th day after the Third Amendment Effective Date (or any later date acceptable to the Administrative Agent in its sole discretion), in good standing under the laws of the State of New York, and the Company shall deliver to the Administrative Agent reasonably satisfactory evidence of HRN 99 Holdings, LLC being in good standing under the laws of the State of New York no later than such date.

SECTION 7. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Swingline Lender, the Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect (it being understood and agreed that all interest and fees accruing under the Credit Agreement in respect of periods prior to the Third Amendment Effective Date will accrue at the rates specified in the Credit Agreement prior to its amendment by this Amendment and be payable at the times provided in the Credit Agreement). Nothing herein shall be deemed to entitle any Loan Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c) It is agreed that the Amendment Arrangers and their Related Parties shall be entitled to the benefits of Section 9.03(b) of the Credit Agreement with respect to the arrangement of this Amendment, the preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby to the same extent as the Arrangers and their Related Parties are entitled to the benefits of such Section in respect of the arrangement and the syndication of the credit facility under the Credit Agreement and the other matters referred to in such Section.

SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 10. Fees and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent. All fees shall be payable in immediately available funds and shall not be refundable.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

EXPEDIA, INC., a Delaware corporation,

by:	/s/ Mark Okerstrom
Name: Mark Okerstrom Title: Chief Financial Officer

EXPEDIA, INC., a Washington corporation,

by:	/s/ Mark Okerstrom
Name: Mark Okerstrom Title: Chief Financial Officer

TRAVELSCAPE, LLC,

by:	/s/ Mark Okerstrom
Name: Mark Okerstrom Title: Chief Financial Officer

HOTWIRE, INC.,

by:	/s/ Mark Okerstrom
Name: Mark Okerstrom Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender,

by:	/s/ Peter B. Thauer
Name: Peter B. Thauer Title: Executive Director

Bank of America, N.A.:

by:	/s/ Prayes Majmudar
Name: Prayes Majmudar Title: Vice President

BNP Paribas, as a Lender:

by:	/s/ Gregory R. Paul
Name: Gregory R. Paul Title: Managing Director

BNP Paribas, as a Lender:

by:	/s/ Maria Mulic
Name: Maria Mulic Title: Vice President

Royal Bank of Canada:

by:	/s/ Sheldon Pinto
Name: Sheldon Pinto Title: Authorized Signatory

The Royal Bank of Scotland plc:

by:	/s/ Michaela V. Galluzzo
Name: Michaela V. Galluzzo Title: Authorized Signatory

RBS Securities Inc., as Joint Bookrunner and Joint Lead Arranger:

by:	/s/ Peter Klein
Name: Peter Klein Title: Managing Director

U.S. Bank National Association, as a Lender:

by:	/s/ Kurban H. Merchant
Name: Kurban H. Merchant Title: Vice President

Barclays Bank PLC (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

by:	/s/ Paras Patel
Name: Paras Patel Title: Authorized Signatory

Sumitomo Mitsui Banking Corporation, as Lender:

by:	/s/ Shuji Yabe
Name: Shuji Yabe Title: Managing Director

HSBC Bank USA, N.A.:

by:	/s/ Mire K. Levy
Name: Mire K. Levy Title: VP, Relationship Manager

The Bank of Tokyo-Mitsubishi UFJ, Ltd.:

by:	/s/ Jose Carlos
Name: Jose Carlos Title: Director